DIANA SHIPPING INC.
POLICY REGARDING THE RECOVERY OF ERRONEOUSLY AWARDED

COMPENSATION

I.

Introduction
The

Board

of

Diana

Shipping

Inc.,

a

Marshall

Islands

corporation

(the

“Company”),

is

dedicated

to
maintaining and

enhancing a culture

that emphasizes integrity

and accountability and

that reinforces

the
Company’s pay-for-performance compensation philosophy. In accordance with the applicable rules of the
New

York

Stock

Exchange (the

“Exchange

Rules”), and

Section 10D

and

Rule 10D-1

of

the

Securities
Exchange Act

of 1934,

as amended

(the “Exchange

Act”), the

Board has

therefore adopted

this Policy,
which provides

for the

recoupment,

otherwise referred

to as

“clawback”, of

certain erroneously

awarded
Incentive-Based

Compensation

from

Executive

Officers

in

the

event

of

an

Accounting

Restatement
resulting from

material noncompliance

with financial

reporting requirements

under the

federal securities
laws,

and

which

is

intended

to

comply

with

Section 954

of

the

Dodd-Frank

Wall

Street

Reform

and
Consumer

Protection

Act.

All

capitalized

terms

used

and

not

otherwise

defined

herein

shall

have

the
meanings set forth in Section II.
II.

Definitions

(1)
“ Accounting Restatement ” means an accounting restatement due to the material noncompliance of the

Company with

any financial

reporting requirement

under the

securities laws,

including any
required accounting restatement

to correct an error

in previously issued

financial statements that

is
material to the previously issued

financial statements (a “Big R”

or reissuance restatement), or

that
would

result

in

a

material

misstatement

if

the

error

were

corrected

in

the

current

period

or

left
uncorrected in the current period

(a “little r” or revision restatement).

For the avoidance of doubt,

in
no event will

a restatement of

the Company’s financial

statements that is

not due in

whole or in

part
to the

Company’s material

noncompliance with

any financial

reporting requirement

under applicable
law

(including

any

rule

or

regulation

promulgated

thereunder)

be

considered

an

Accounting
Restatement

under

this

Policy.

For

example,

a

restatement

due

exclusively

to

a

retrospective
application of any one

or more of the

following will not be

considered an Accounting Restatement
under

this

Policy:

(i)

a

change

in

accounting

principles;

(ii)

revision

to

reportable

segment
information

due

to

a

change

in

the

structure

of

the

Company’s

internal

organization;

(iii)
reclassification due

to a discontinued

operation; (iv)

application of

a change

in reporting entity, such
as from a reorganization of entities

under common control; and (v) revision

for stock splits, reverse
stock splits, stock dividends or other changes in capital structure.
(2)
“ Board ”
means the Board of Directors of the Company.

(3)
“
Clawback

Eligible

Incentive

Compensation
”

means

all

Incentive-Based

Compensation
Received by an Executive Officer (i) on or after the effective date of the applicable

Exchange rules
adopted in order to

comply with Rule

10D-1, (ii) after beginning

service as an

Executive Officer, (iii)
who served as an

Executive Officer at any

time during the applicable

performance period relating
to the applicable Incentive-Based Compensation (whether or not such Executive Officer is serving as

such

at

the

time

the

Erroneously

Awarded

Compensation

is

required

to

be

repaid

to

the
Company), (iv)

while the

Company has

a class of

securities listed

on a national

securities exchange
or

a

national

securities

association,

and

(v)

during

the

applicable

Clawback

Period

(as

defined
below).

(4)
“ Clawback Period
” means,

with respect

to any

Accounting Restatement,

the three

completed fiscal
years of the Company immediately preceding the Restatement Date (as defined below), and if the
Company

changes

its

fiscal

year,

any

transition

period

of

less

than

nine

months

within

or
immediately following those three completed fiscal years.
(5)
“ Committee ”
means

the
Compensation

Committee

of

the

Company

(if

composed

entirely

of
independent directors, or in the absence

of such a committee, a majority

of independent directors
serving on the Board).
(6)
“
Erroneously

Awarded

Compensation
”

means,

with

respect

to

each

Executive

Officer

in
connection

with

an

Accounting

Restatement,

the

amount

of

Clawback

Eligible

Incentive
Compensation that

exceeds the

amount of

Incentive-Based Compensation

that

otherwise would
have

been Received

had it

been

determined based

on the

restated amounts,

computed without
regard to any taxes paid.
(7)
“ Exchange ” means the New York Stock Exchange.
(8)
“
Executive

Officer
”

means

each

individual

who

is

(a)

a

current

or

former

executive

officer,

as
determined by the Committee (as defined below) in accordance with Section 10D and Rule 10D-1 of the Exchange Act and the listing standards

of the Exchange,

(b) a current or former employee who

is
classified by the Committee as an executive

officer of the Company, which includes without limitation
any of the

Company’s president, principal

financial officer, principal accounting

officer (or if there

is no
such accounting officer,

the controller), vice president

in charge of a

principal business unit, division
or

function

(such

as

sales,

administration

or

finance),

and

any

other

person

who

performs

policy-
making functions

for the

Company (including

executive officers

of a

parent or

subsidiary if

they perform
policy-making functions

for the

Company), and

(3) an

employee who

may from

time to

time be

deemed
subject to the Policy by the Committee. For the avoidance of doubt, the identification of an executive officer for purposes

of this Policy

shall include each

executive officer who

is or was

identified pursuant
to Item 401(b) of Regulation S-K or Item 6.A of Form 20-F, as applicable.
(9)
“
Financial

Reporting

Measures
”

means

measures

that

are

determined

and

presented

in
accordance with the

accounting principles used in

preparing the Company’s

financial statements,
and all other measures

that are derived wholly

or in part from such

measures. Stock price and

total
shareholder return

(and any

measures that

are derived

wholly or

in part

from stock

price or

total
shareholder return) shall, for

purposes of this Policy, be considered Financial

Reporting Measures.
For the

avoidance of

doubt, a

Financial Reporting

Measure need

not be

presented

in the

Company’s
financial statements or included in a filing with the SEC.

(10)
“ Incentive-Based Compensation ” shall have the meaning set forth in Section III below.
(11)
“ Exchange Effective Date ”

means October 2, 2023.
(12)
“ Policy ”
means this Clawback Policy,

as the same may

be amended and/or restated

from time to
time.
(13)
Incentive-Based Compensation will be

deemed “
Received
” in the

Company’s fiscal period

during
which

the

Financial

Reporting

Measure

specified

in

the

Incentive-Based

Compensation
documentation is attained, even

if (a) the

payment or grant of

the Incentive-Based Compensation
to the

Executive Officer

occurs after

the end

of that

period or

(b) the

Incentive-Based Compensation
remains contingent and subject to further conditions thereafter, such as time-based vesting.

(14)
“ Restatement Date
” means the earlier

to occur of (i)

the date the Board,

a committee of

the Board,
or

the

officer(s)

of

the

Company

authorized

to

take

such

action

if

Board

action

is

not

required,
concludes,

or

reasonably

should

have

concluded,

that

the

Company

is

required

to

prepare

an
Accounting Restatement, or (ii) the

date a court, regulator

or other legally authorized body

directs
the Company to prepare an Accounting Restatement.
(15)
“ SARs ” means shareholder appreciate rights.

(16)
“ SEC ”
means the U.S. Securities and Exchange Commission.

III.

Incentive-Based Compensation
“Incentive-Based Compensation”

shall mean any

compensation that is

granted, earned or

vested wholly

or
in part upon the attainment of a Financial Reporting Measure.

For

purposes

of

this

Policy,

specific

examples

of

Incentive-Based

Compensation

include,

but

are

not
limited to:
●

Non-equity

incentive

plan

awards

that

are

earned

based,

wholly

or

in

part,

on

satisfaction

of

a
Financial Reporting Measure performance goal;
●

Bonuses

paid

from

a

“bonus

pool,”

the

size

of

which

is

determined,

wholly

or

in

part,

based

on
satisfaction of a Financial Reporting Measure performance goal;
●

Other cash awards based on satisfaction of a Financial Reporting

Measure performance goal;
●

Restricted stock, restricted stock units, performance

share units, stock options and

SARs that are
granted

or

become

vested,

wholly

or

in

part,

on

satisfaction

of

a

Financial

Reporting

Measure
performance goal; and
●

Proceeds received upon the

sale of

shares acquired through

an incentive

plan that

were granted
or vested

based, wholly or

in part,

on satisfaction of

a Financial

Reporting Measure performance
goal.
For purposes of this Policy, Incentive-Based Compensation excludes:
●

Any base salaries (except with respect to any salary increases earned, wholly or in part, based on satisfaction of a Financial Reporting Measure performance goal);
●

Bonuses paid

solely at

the discretion

of the

Committee or

Board that

are not

paid from

a “bonus
pool” that is determined by satisfying a Financial Reporting

Measure performance goal;
●

Bonuses

paid

solely

upon

satisfying

one

or

more

subjective

standards

and/or

completion

of

a
specified employment period;
●

Non-equity incentive

plan awards

earned solely

upon satisfying

one or

more strategic

measures
(e.g., consummating

a merger

or divestiture)

or operational

measures (e.g.,

completion of

a project,
acquiring a specified number of vessels, attainment of a certain market share);

and
●

Equity awards

that vest solely

based on the

passage of

time and/or satisfaction

of one or

more non-
Financial Reporting

Measures (e.g.,

a time-vested

award, including

time-vesting stock

options or
restricted share rights).
IV.

Administration and Interpretation

This Policy shall be administered

by the Committee, and

any determinations made by

the Committee shall
be

final

and

binding

on

all

affected

individuals.

The

Committee

shall

determine

the

amount

of

any
Erroneously Awarded

Compensation Received

by each

Executive Officer

and shall

promptly deliver

written
notice to each Executive Officer containing the amount of any Erroneously Awarded Compensation and a demand for

repayment or

return of

such compensation,

as applicable.

For the

avoidance of

doubt, recovery
of

Erroneously Awarded

Compensation is

on

a “no

fault”

basis, meaning

that

it

will occur

regardless of
whether the Executive

Officer engaged in

misconduct or was

otherwise directly or

indirectly responsible, in
whole or in part, for the Accounting Restatement.
The Committee

is authorized

to interpret

and construe

this Policy

and to

make all

determinations and to
take such actions as may be necessary, appropriate, or advisable for the administration of this Policy and for the

Company’s compliance

with the

Exchange

Rules, Section

10D, Rule

10D-1 and

any other

applicable
law,

regulation,

rule

or

interpretation of

the

SEC

or

the

Exchange

promulgated or

issued

in

connection
therewith.

V.
Recovery of Erroneously Awarded Compensation
(1)

In the event

of an Accounting Restatement,

the Committee shall promptly determine

in good faith
the amount

of any

Erroneously Awarded

Compensation Received

in accordance

with the

Exchange
Rules and Rule 10D-1 for each Executive Officer in connection with such Accounting Restatement
and

shall promptly

thereafter provide

each Executive

Officer

with

a written

notice containing

the
amount of

Erroneously Awarded

Compensation (without

regard to

any taxes

paid thereon

by the
Executive Officer) and a demand for repayment or return, as applicable.
a.

Cash Awards.

With respect to cash awards,

the Erroneously Awarded Compensation

is the
difference between the amount of the cash award (whether payable as a lump sum or over time)

that

was

Received

and

the

amount

that

should

have

been

received

applying

the
restated Financial Reporting Measure.
b.

Cash Awards Paid from Bonus Pools.

With respect to cash awards paid from bonus pools,
the Erroneously

Awarded Compensation

is the

pro rata portion

of any deficiency

that results
from

the

aggregate bonus

pool

that

is reduced

based

on

applying the

restated

Financial
Reporting Measure.
c.

Equity Awards.

With respect to

equity awards, if the

shares, options or

SARs are still held
at

the

time

of

recovery,

the

Erroneously

Awarded

Compensation

is

the

number

of

such
securities Received

in excess

of the

number that

should been

received applying

the restated
Financial Reporting Measure

(or the value in

excess of that number).

If the options or

SARs
have

been

exercised,

but

the

underlying

shares

have

not

been

sold,

the

Erroneously
Awarded Compensation is the

number of shares

underlying the excess

options or SARs (or
the

value

thereof).

If

the

underlying

shares

have

already

been

sold,

then

the

Committee
shall

determine

the

amount

which

most

reasonably

estimates

the

Erroneously

Awarded
Compensation.
d.

Compensation

Based

on

Stock

Price

or

Total

Shareholder

Return.

For

Incentive-Based
Compensation based on

(or derived from) stock

price or total shareholder

return, where the
amount of Erroneously

Awarded Compensation is

not subject to

mathematical recalculation
directly from the information in the applicable Accounting Restatement,

(i) the amount shall
be

determined

by

the

Committee

based

on

a

reasonable

estimate

of

the

effect

of

the
Accounting

Restatement

on

the

stock

price

or

total

shareholder

return

upon

which

the
Incentive-Based Compensation

was Received;

and (ii)

the

Committee and/or

Board shall
maintain documentation

of such

determination of

that reasonable

estimate and

provide such
documentation to the Exchange in accordance with applicable listing standards.
(2)

The

Committee

shall

have

discretion

to

determine

the

appropriate

means

of

recovering
Erroneously

Awarded

Compensation

based

on

the

particular

facts

and

circumstances.
Notwithstanding the

foregoing, except

as set

forth in

Section VI

below,

in no

event may

the
Company

accept

an

amount

that

is

less

than

the

amount

of

Erroneously

Awarded
Compensation in satisfaction of an Executive Officer’s obligations hereunder.

(3)

To

the

extent

that

the

Executive

Officer

has

already

reimbursed

the

Company

for

any
Erroneously

Awarded

Compensation

Received

under

any

duplicative

recovery

obligations
established by the Company

or applicable law, it shall

be appropriate for

any such reimbursed
amount to be credited to the amount

of Erroneously Awarded Compensation that

is subject to
recovery

under

this

Policy.

To

the

extent

that

the

Erroneously

Awarded

Compensation

is
recovered under a

foreign recovery regime,

the recovery would

meet the obligations

of Rule
10D-1.
(4)

To

the extent that an Executive Officer

fails to repay all Erroneously

Awarded Compensation
to the Company when due, the Company shall take all actions reasonable and appropriate to recover such Erroneously Awarded Compensation from the applicable

Executive Officer. The
applicable

Executive

Officer

shall

be

required

to

reimburse

the

Company

for

any

and

all
expenses

reasonably

incurred

(including

legal

and

other

collection

related

fees)

by

the
Company in recovering such

Erroneously Awarded Compensation.
VI.

Discretionary Recovery
Notwithstanding anything

herein to

the

contrary,

the

Company shall

not be

required to

take the

actions
contemplated by Section V

above if the Committee

determines that recovery would be

impracticable and
any of the following three conditions are met.
(1)

The Committee has determined that the

direct expenses, such as reasonable legal expenses and
consulting fees, paid

to a third

party to assist

in enforcing the

Policy would exceed

the amount to
be recovered. In

order for the

Committee to make

this determination, the

Company must make

a
reasonable attempt to

recover the Erroneously

Awarded Compensation, document

such attempt(s)
to recover, and provide such documentation to the Exchange;

(2)

Recovery would violate

home country law

where that law

was adopted prior

to November 28,

2022,
provided

that,

before

determining

that

it

would

be

impracticable

to

recover

any

amount

of
Erroneously Awarded

Compensation based

on violation

of

home country

law,

the

Company has
obtained

an

opinion of

home country

counsel,

acceptable to

the

Exchange, that

recovery

would
result in such a violation and a copy of the opinion is provided to Exchange;
(3)

Recovery would

likely cause

an otherwise

tax-qualified retirement

plan, under

which benefits

are
broadly

available

to

employees

of

the

Company,

to

fail

to

meet

the

requirements

of

Section
401(a)(13) or Section 411(a)

of the Internal Revenue Code of 1986,

as amended, and regulations
thereunder.
VII.

Recoupment Period Covered and Amount
If an Accounting Restatement occurs, the

Committee shall review all Incentive-Based Compensation that was granted, vested or earned on

the basis of having met or exceeded

Financial Reporting Measures and
that was

Received by

an Executive

Officer during

the Clawback

Period. With

respect to

each Executive
Officer,

the Committee shall, as

provided under this Policy,

seek to require the

forfeiture or repayment of
(1) the Erroneously Awarded

Compensation, whether vested

or unvested and

including proceeds received
upon the sale of shares acquired through an

incentive plan that were granted or vested

based wholly or in
part on satisfying a Financial Reporting Measure, Received during the Clawback Period in the event of an
Accounting

Restatement,

and

(2)

to

the

extent

the

Executive

Officer

engages

in

Detrimental

Conduct,
applicable Incentive-Based Compensation received thereafter.

Compensation shall

be deemed

to have

been Received

in the

fiscal period

in which

the Financial

Reporting
Measure

is attained,

even if

the

Incentive-Based Compensation

is not

actually paid

until a

later date

or
where

the

compensation

is

subject

to

additional

service-based

or

non-financial

goal-based

vesting
conditions after the period ends. The amount to be recovered will be as provided for in this Policy.
VIII.

Method of Recovery of Erroneously Awarded Compensation
The

Committee

will

determine,

in

its

sole

discretion,

the

method

for

recovering

Erroneously

Awarded
Compensation hereunder, which may include, without limitation:
(1)

Requiring reimbursement of cash Incentive-Based Compensation previously paid;
(2)

Seeking recovery of any gain realized on the granting, vesting, exercise, settlement, sale, transfer or other disposition of any equity or equity-based awards;
(3)

Offsetting

the

recouped

amount

from

any

compensation

otherwise

owed

by

the

Company

or

its
affiliates to the Executive Officer;
(4)

Cancelling

outstanding

vested

or

unvested

equity

or

equity-based

awards

and/or

reducing
outstanding future payments due or possibly

due in respect of amounts already Received; and/or
(5)

Taking

any other remedial and recovery action permitted

by law, as determined by the Committee.
IX.

Disclosure Requirements
The Company

shall file all

disclosures with

respect to

this Policy

in accordance

with the

requirements of
the federal securities laws, including the disclosure required by the rules and applicable filings required to be made with the SEC.
X.

No Indemnification
The Company shall

not be permitted

to insure or

indemnify any Executive

Officer against (i) the

loss of any
Erroneously

Awarded

Compensation that

is

repaid, returned

or

recovered

pursuant

to

the

terms

of

this
Policy, or (ii)

any claims relating to the Company’s enforcement of its rights under this Policy.

Further, the
Company

shall

not

enter

into

any

agreement

that

exempts

any

Incentive-Based

Compensation

that

is
granted,

paid

or

awarded

to

an

Executive

Officer

from

the

application

of

this

Policy

or

that

waives

the
Company’s right to recovery of

any Erroneously Awarded Compensation, and this

Policy shall supersede
any such agreement

(whether entered into

before, on or

after the Effective

Date of this

Policy). While an
Executive Officer may purchase a third-party insurance policy to fund potential recovery obligations under
this

Policy,

the

Company

may

not

pay

or

reimburse

the

Executive

Officer

for

premiums

for

such

an
insurance policy.

XI.

Effective Date
This Policy shall be effective as of the Exchange Effective Date.

XII.

Amendment; Termination

The Committee

and thereafter,

the Board,

may amend

this Policy

from time

to time

in its

discretion and
shall amend

this Policy as

it deems

necessary to

comply with

the requirements

of any

federal securities
laws, SEC rule or the rules of any national

securities exchange or national securities association

on which
the Company’s

securities are

then listed. Notwithstanding anything

in this

Section XII

to the

contrary,

no
amendment or termination

of this Policy

shall be effective

if such amendment

or termination would

(after
taking

into

account

any

actions

taken

by

the

Company

contemporaneously

with

such

amendment

or
termination) cause

the Company

to violate

any federal

securities laws,

SEC rule,

or the

rules of

any national
securities exchange or national securities association on which the Company’s securities are then listed.
XIII.

Other Recovery Rights
This Policy

will be

applied to

the fullest

extent of

the

law.

The Board

and/or the

Committee may,

to the
fullest extent of the law,

require that any employment agreement,

equity award agreement,

or other plan,
agreement or arrangement providing for incentive compensation shall, as a condition to the grant, receipt
or vesting

of any

benefit thereunder,

require an

Executive Officer

to agree

to abide

by the

terms of

this
Policy,

including requiring the

execution of the

attestation and acknowledgement

set forth

in Exhibit A

to
this Policy.

Any right of

recoupment under this

Policy is in

addition to, and

not in lieu

of, any other

remedies
or rights of recoupment

that may be available to

the Company pursuant to the

terms of any similar policy
in any employment agreement, equity

or equity-based plan or award agreement,

or other plan, agreement
or

arrangement

providing

for

incentive

compensation

and

any

other

legal

remedies

available

to

the
Company.

However, this

Policy shall not

provide for

recovery of

Incentive-Based Compensation that

the
Company

has

already

recovered

pursuant to

Section

304

of

the

Sarbanes-Oxley Act

or

other

recovery
obligations.

XIV.

Successors
This

Policy

shall

be

binding

and

enforceable

against

all

Executive

Officers

and

their

beneficiaries,
executors, administrators, permitted

transferees, permitted assignees

or other legal

representatives, and
shall inure to the benefit of any successor or assignee of the Company.

Exhibit A
ATTESTATION

AND

ACKNOWLEDGEMENT

OF

POLICY

REGARDING

THE

RECOVERY

OF
ERRONEOUSLY AWARDED

COMPENSATION
By my signature below, I acknowledge and agree that:
●
I have

received and

read the

attached Policy

Regarding the

Recovery of

Erroneously Awarded
Compensation (this “ Policy ”).
●
I hereby agree

to abide by

all of the

terms of this

Policy both

during and

after my employment

with
the

Company,

including,

without

limitation,

by

promptly

repaying

or

returning

any

Erroneously
Awarded Compensation to the Company as determined in accordance with this Policy.
Signature:_____________________
Printed Name:_________________
Date:________________________